Exhibit 99.1

EFFECT OF THE RESTATEMENTS ON THE CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS OF DOLLARS)

                                      AS AT           AS AT           AS AT
                                  -------------   -------------   -------------
                                  DEC. 31, 2003    MAR 31, 2004   JUNE 30, 2004
                                  -------------   -------------   -------------
STOCK BORROWING
  ARRANGEMENT:
  As currently
   reported on
   Form 10-K or 10-Q              $           0   $           0   $           0

  Correction of
   errors                         $     500,000   $     500,000   $     500,000

  As expected to be
   reported on
   revised Form 10-K
   or 10-Q                        $     500,000   $     500,000   $     500,000

ADDITIONAL PAID-IN
  CAPITAL:
  As currently
   reported on
   Form 10-K or 10-Q              $   9,801,700   $   9,825,175   $   9,880,425
  Correction of                   $    (500,000)  $    (500,000)  $    (500,000)
   errors

  As expected to be
   reported on
   revised Form 10-K
   or 10-Q                        $   9,301,700   $   9,325,175   $   9,380,425

ACCUMULATED DEFICIT
  As currently
  reported on
  Form 10-K or 10-Q               $   9,662,160   $   9,711,985   $   9,814,332
  Correction of
   errors                                     0               0               0

  As expected to be
   reported on
   revised Form 10-K
   or 10-Q                        $   9,662,160   $   9,711,985   $   9,814,332

STOCKHOLDERS' EQUITY
  (DEFICIT):
  As currently
   reported on
   Form 10-K or 10-Q              $     167,840   $     136,015   $      90,618
  Correction errors               $    (500,000)  $    (500,000)  $    (500,000)

  As expected to be
   reported on
   revised Form 10-K
   or 10-Q                        $    (332,160)  $    (363,985)  $    (409,382)